UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

June 23, 2009 (June 18, 2009)

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On May 19, 2009, the Board of Directors of SinoHub, Inc. (“the Company” or “SinoHub”) adopted the Company’s Amended and Restated 2008 Stock Plan (the “Plan”), subject to stockholder approval.  At the Company’s annual meeting of stockholders held on June 18, 2009, holders of a majority of the issued and outstanding shares of the Company’s common stock present in person or by proxy and entitled to vote at the Annual Meeting approved the Plan.  The Plan provides for the issuance to directors, employees and consultants of the Company or any of its affiliates from time to time of up to 4,000,000 shares of the Company’s common stock, including incentive stock options, nonqualified stock options, restricted stock rights, restricted stock unit awards, stock appreciation rights, performance unit or performance share awards, cash-based awards, or other stock-based awards.  A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The descriptions of the material terms of the Plan contained in this Current Report on Form 8-K are qualified in their entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description
10.1
Amended and Restated 2008 Stock Plan of SinoHub, Inc. (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on May 21, 2009 and incorporated herein by reference).

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: June 23, 2009	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated 2008 Stock Plan of SinoHub, Inc. (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on May 21, 2009 and incorporated herein by reference).